Exhibit 10.8.5

FIFTH LOAN MODIFICATION AGREEMENT

This Fifth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of June 29, 2009, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (FAX 617-969-5965) (“Bank”) and SALARY.COM, INC. a Delaware corporation with offices at 195 West Street, Waltham, Massachusetts 02451 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 10, 2006, evidenced by, among other documents, a certain Loan and Security Agreement dated as of August 10, 2006, as affected by a certain Waiver Agreement dated as of June 8, 2008, between Borrower and Bank (the “Waiver Agreement”), as amended by a certain First Loan Modification Agreement dated as of August 8, 2008, between Borrower and Bank, as further amended by a certain Second Loan Modification Agreement dated as of September 17, 2008, between Borrower and Bank, as further amended by a certain Third Loan Modification Agreement dated as of October 8, 2008, and as further amended by a certain Fourth Loan Modification Agreement dated as of March 16, 2009 (as amended from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.3(a) thereof:

“(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to (A) for times when Borrower is not Stage 1 Eligible, one quarter of one percentage point (0.25%) above the Prime Rate, or (B) for times when Borrower is Stage 1 Eligible, the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below.”

and inserting in lieu thereof the following:

“(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to (A) for times when Borrower is not Stage 1 Eligible, one half of one percentage point (0.50%) above the Prime Rate, or (B) for times when Borrower is Stage 1 Eligible, the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below.”

2	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.4(d) thereof:

“A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis, in an amount equal to three eighths of one percent (0.375%) per annum of the average unused portion of the Revolving Line (outstanding Credit Extensions made pursuant to Sections 2.1.1, 2.1.2, 2.1.3, 2.1.4 and 2.1.5 shall be considered in calculating this amount), as determined by Bank.”

and inserting in lieu thereof the following:

“A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis, in an amount equal to one half of one percent (0.50%) per annum of the average unused portion of the Revolving Line (outstanding Credit Extensions made pursuant to Sections 2.1.1, 2.1.2, 2.1.3, 2.1.4 and 2.1.5 shall be considered in calculating this amount), as determined by Bank.”

3	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.2 thereof:

“(d) Within (i) thirty (30) days after the last day of each month that is not the last month in a fiscal quarter of Borrower, or (ii) forty-five (45) days after the last day of each month that is the last month in a fiscal quarter of Borrower, so long as Borrower is not Stage 1 Eligible, and immediately at such time as when Borrower is not Stage 1 Eligible, deliver to Bank a Deferred Revenue report, in form acceptable to Bank in its sole discretion.”

and inserting in lieu thereof the following:

“(d) Intentionally omitted.”

4	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.7 thereof:

“6.7 Financial Covenants.

For any time at which Borrower is not Stage 1 Eligible, Borrower shall maintain at all such times, to be tested as of the last day of each month, unless otherwise noted:

(a) Liquidity. Borrower’s unrestricted cash and cash equivalents at Bank or Bank’s affiliates plus the Committed Availability of at least Fifteen Million Dollars ($15,000,000.00).

(b) Domestic Invoices. As of the last day of each month, for the three-month period ending on such day, Borrower shall have issued invoices to Account Debtors located in the United States, with an aggregate value of at least (i) for the three-month periods ending on October 31, 2008 and November 30, 2008, Eleven Million Dollars ($11,000,000.00), (ii) for the three-month period ending on December 31, 2008, Fourteen Million Dollars ($14,000,000.00), (iii) for the three-month periods ending on January 31, 2009, February 28, 2009 and March 31, 2009, Fifteen Million Dollars ($15,000,000.00), (iv) for the three-month periods ending on April 30, 2009, May 31, 2009, June 30, 2009, July 31, 2009, August 31, 2009, September 30, 2009, October 31, 2009 and November 30, 2009, Fourteen Million Dollars ($14,000,000.00), and (v) for the three-month period ending on December 31, 2009, and for the three-month period ending on the last day of each month thereafter, Fifteen Million Dollars ($15,000,000.00).

All financial covenants in this Section 6.7 shall be tested with respect to Borrower (including any entity subsequently added as a “Borrower” hereunder), Salary.com Securities Corporation, and Genesys Software Systems, Inc. together.”

and inserting in lieu thereof the following:

“6.7 Financial Covenants.

For any time at which Borrower is not Stage 1 Eligible, Borrower shall maintain at all such times, to be tested as of the last day of each month, unless otherwise noted:

(a) Liquidity. Borrower’s unrestricted cash and cash equivalents at Bank or Bank’s affiliates plus the Committed Availability of at least Fifteen Million Dollars ($15,000,000.00). The financial covenant set forth in this Section 6.7(a) shall be tested with respect to Borrower (including any entity subsequently added as a “Borrower” hereunder), Salary.com Securities Corporation, and Genesys Software Systems, Inc. together.

(b) Adjusted EBITDA. Adjusted EBITDA for the three-month period ending on the last day of each month of at least: (i) ($1,300,000.00) for the three-month period ending June 30, 2009; (ii) ($1,100,000.00) for the three-month period ending July 31, 2009; (iii) ($1,000,000.00) for the three-month period ending August 31, 2009; (iv) ($500,000.00) for the three-month period ending September 30, 2009; (v) ($250,000.00) for the three-month periods ending October 31, 2009 and November 30, 2009; (vi) $1,000,000.00 for the three-month period ending December 31, 2009; (vii) $0.00 for the three-month periods ending January 31, 2010 and February 28, 2010; (viii) ($700,000.00) for the three-month period ending March 31, 2010; (ix) ($500,000.00) for the three-month period ending April 30, 2010; (x) $0.00 for the three-month period ending May 31, 2010; (xi) $300,000.00 for the three-month period ending June 30, 2010; and (xii) $500,000.00 for the three-month periods ending July 31, 2010, August 31, 2010, September 30, 2010 and October 31, 2010. The financial covenant set forth in this Section 6.7(b) shall be tested on a consolidated basis with respect to Borrower and its Subsidiaries together.”

5	The Loan Agreement shall be amended by deleting the following, appearing as Section 7.7 thereof:

“7.7 Distributions; Investments. (a) Directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except that Borrower may repurchase its stock so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchases do not exceed in the aggregate of Two Million Dollars ($2,000,000.00) per fiscal year.”

and inserting in lieu thereof the following:

“7.7 Distributions; Investments. (a) Directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except that Borrower may repurchase its stock so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchases do not exceed in the aggregate of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000.00) per fiscal year.”

6	The Loan Agreement shall be amended by deleting the following definition, appearing in Section 13.1 thereof:

““Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.”

and inserting in lieu thereof the following:

““Prime Rate” is the greater of (a) four percent (4.0%), and (b) Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.”

7	The Loan Agreement shall be amended by deleting the following, appearing as subsection (l) of the definition of “Eligible Accounts” in Section 13.1 thereof:

“(l) Accounts owing from an Account Debtor with respect to which Borrower has received deferred revenue (but only to the extent of such deferred revenue);”

and inserting in lieu thereof the following:

“(l) Intentionally omitted;”

8	The Loan Agreement shall be amended by inserting the following new definitions, appearing alphabetically in Section 13.1 thereof:

““Adjusted EBITDA” is, for Borrower and its Subsidiaries, (a) EBITDA, minus (b) unfinanced capital expenditures, minus (c) to the extent not already deducted from EBITDA, cash taxes, minus (d) cash stock repurchases, plus (e) non-cash expenses approved by Bank on a case-by-case basis; provided, however, for purposes of determining Adjusted EBITDA as of the period ended June 30, 2009, Adjusted EBITDA shall exclude stock repurchases of Nine Hundred Thirty Thousand Dollars ($930,000.00) made on April 1, 2009.”

““EBITDA” shall mean (a) the aggregate value of invoices issued to Account Debtors, minus (b) expenses (determined according to GAAP), plus (c) Interest Expense, plus (d) depreciation expense and amortization expense.

““Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).”

9	The Borrowing Base Certificate appearing as Exhibit C to the Loan Agreement is hereby deleted in its entirety and replaced with the Borrowing Base Certificate attached as Schedule 1 hereto.

10	The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby deleted in its entirety and replaced with the Compliance Certificate attached as Schedule 2 hereto.

B.	Waiver. Bank hereby waives Borrower’s existing defaults under the Loan Agreement by virtue of Borrower’s failure to comply with the financial covenant set forth in Section 6.7(b) (relative to issuing invoices) of the Loan Agreement (as required prior to this Loan Modification Agreement) as of the three-month periods ended April 30, 2009 and May 31, 2009. Bank’s waiver of Borrower’s compliance with such covenant shall apply only to the foregoing specific periods.

4. FEES. Borrower shall pay to Bank a fee equal to Twenty-Five Thousand Dollars ($25,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. PERFECTION CERTIFICATE. In connection with this Loan Modification Agreement, Borrower has delivered to Bank an updated Perfection Certificate. Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) except as set forth in the Perfection Certificate, Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

SALARY.COM, INC.		SILICON VALLEY BANK

By:	/s/ Bryce Chicoyne	By:	/s/ Larisa B. Chilton
Name:	Bryce Chicoyne	Name:	Larisa B. Chilton
Title:	Chief Financial Officer	Title:	Vice President

The undersigned, SALARY.COM JAMAICA LIMITED (“Salary.com Jamaica Guarantor”) hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty (the “Guaranty”) dated as of December 19, 2008, executed and delivered by Salary.com Jamaica Guarantor, pursuant to which Salary.com Jamaica Guarantor unconditionally guaranteed the prompt, punctual and faithful payment and performance of all Obligations of Borrower to Bank. In addition, Salary.com Jamaica Guarantor acknowledges, confirms and agrees that the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

SALARY.COM JAMAICA LIMITED

By:	/s/ Nicholas Camelio
Name:	Nicholas Camelio
Title:	Director and Secretary

The undersigned, SALARY.COM SECURITIES CORPORATION (“Salary.com Securities Guarantor”) hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of (a) a certain Unconditional Guaranty (the “Guaranty”) dated as of October 8, 2008, executed and delivered by Salary.com Securities Guarantor, pursuant to which Salary.com Securities Guarantor unconditionally guaranteed the prompt, punctual and faithful payment and performance of all Obligations of Borrower to Bank, and (b) a certain Security Agreement (the “Security Agreement”) dated as of October 8, 2008, between Salary.com Securities Guarantor and Bank, pursuant to which Salary.com Securities Guarantor granted Bank a continuing first priority security interest in the Collateral (as the term is defined therein) to secure the payment and performance of the Obligations under the Guaranty in accordance with the terms of the Security Agreement. In addition, Salary.com Securities Guarantor acknowledges, confirms and agrees that the Guaranty and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

SALARY.COM SECURITIES CORPORATION

By:	/s/ Bryce Chicoyne
Name:	Bryce Chicoyne
Title:	Treasurer

The undersigned, GENESYS SOFTWARE SYSTEMS, INC. (“Genesys Software Systems Guarantor”) hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of (a) a certain Unconditional Guaranty (the “Guaranty”) dated as of March 16, 2009, executed and delivered by Genesys Software Systems Guarantor, pursuant to which Genesys Software Systems Guarantor unconditionally guaranteed the prompt, punctual and faithful payment and performance of all Obligations of Borrower to Bank, and (b) a certain Security Agreement (the “Security Agreement”) dated March 16, 2009, between Borrower and Bank, pursuant to which Genesys Software Systems Guarantor granted Bank a continuing first priority security interest in the Collateral (as the term is defined therein) to secure the payment and performance of the Obligations under the Guaranty in accordance with the terms of the Security Agreement. In addition, Genesys Software Systems Guarantor acknowledges, confirms and agrees that the Guaranty and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

GENESYS SOFTWARE SYSTEMS, INC.

By:	/s/ Bryce Chicoyne
Name:	Bryce Chicoyne
Title:	Treasurer

Schedule 1

EXHIBIT C

BORROWING BASE CERTIFICATE

Borrower: Salary.com, Inc. Lender: Silicon Valley Bank Commitment Amount: $10,000,000

ACCOUNTS RECEIVABLE (based on the invoice date aging)

1. Accounts Receivable Book Value as of	$

2. Additions (please explain on reverse)	$

3. TOTAL ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4. Amounts over 90 days due	$

5. Balance of 50% over 90 day accounts	$

6. Credit balances over 90 days	$

7. Concentration Limits	$

8. Foreign Accounts	$

9. Governmental Accounts	$

10. Contra Accounts	$
11. Promotion or Demo Accounts	$
12. Intercompany/Employee Accounts	$
13. Disputed Accounts	$
14. Other (please explain on reverse)	$
15. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
16. Eligible Accounts (#3 minus #15)	$
17. ELIGIBLE AMOUNT OF ACCOUNTS (80% of #16)	$

CONTRACT BILLINGS
18. Contract Billings as of	$
19. ELIGIBLE AMOUNT OF CONTRACTUAL BILLINGS (50% of #18) (or such lesser amount as set forth in the definition of Borrowing Base)	$

BALANCES
20. Maximum Loan Amount	$
21. Total Funds Available Lesser of #20 or (#17 plus #19)	$
22. Present balance owing on Line of Credit	$
23. Outstanding under Sublimits	$
24. RESERVE POSITION (#21 minus #22 and #23)	$

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

BANK USE ONLY
COMMENTS:		Received by:
AUTHORIZED SIGNER

Date:
By:		Verified:
	Authorized Signer		AUTHORIZED SIGNER

Date:		Date:
Compliance Status: Yes No

Schedule 2

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	SALARY.COM, INC.

The undersigned authorized officer of Salary.com, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in compliance for the period ending              with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed or has validly extended all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly/quarterly financial statements with Compliance Certificate	Monthly within 30/45 days (or quarterly within 45 days – see Agreement)	Yes No
Annual financial statements (CPA Audited)	FYE within 120 days	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate with A/R and A/P Agings and future billings schedule	Monthly within 30/45 days when not Stage 1 Eligible	Yes No
Board Projections	FYE within 60 days, and as updated	Yes No

Financial Covenant	Required		Actual	Complies
Maintain on a Monthly Basis:

Minimum Liquidity		$15,000,000	$	Yes No
Adjusted EBITDA (three-month)*	$		$	Yes No

* As set forth in Section 6.7(b) of the Loan and Security Agreement.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Salary.com, Inc.	BANK USE ONLY

Received by:
AUTHORIZED SIGNER
By:
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Agreement shall control.

I. Liquidity (Section 6.7(a)) (Unrestricted cash and cash equivalents at Bank or Bank’s affiliates plus Committed Availability)

Required:	$15,000,000
Actual:	$
No, not in compliance		Yes, in compliance

II. Adjusted EBITDA (Section 6.7(b))

Required:	$	(see Section 6.7(b))
Actual:	$
No, not in compliance		Yes, in compliance